UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure

TE Connectivity Ltd. (the “Company”, “we”, “us” or “our”) is furnishing under Item 7.01 of this Current Report on Form 8-K a presentation that will be made by the Company at its investor meeting being held today, December 13, 2017, beginning at 9:00 a.m. EST in New York City.  At the investor meeting the Company will discuss its business strategies and reaffirm sales and adjusted earnings per share outlook for its first quarter ending December 29, 2017 and fiscal 2018 full year previously given by the Company during its earnings call held on November 1, 2017 and furnished with the U.S. Securities and Exchange Commission in a Form 8-K on November 1, 2017.  A copy of the presentation is being furnished pursuant to Regulation FD as Exhibit 99.1 and is incorporated herein by reference. A live webcast of the event will be available at the investor relations section of the Company’s website: www.te.com.

This Form 8-K contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this Form 8-K include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 29, 2017 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Adjusted Earnings Per Share, a non-GAAP financial measure, represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.  Adjusted earnings per share provides supplemental information and should not be considered a replacement for results in accordance with GAAP. Management uses adjusted earnings per share internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. Adjusted earnings per share is a significant component in our incentive compensation plans.  We believe adjusted earnings per share provides meaningful information to us and investors because it enhances the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of adjusted earnings per share is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. Our use of adjusted earnings per share may not be comparable to similarly-titled measures reported by other companies.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description

99.1	Presentation at TE Connectivity Ltd.’s Investor Meeting on December 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2017	TE Connectivity Ltd.

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Vice President and Corporate Secretary